Exhibit 99.1

Dresser Confirms Additional Financial Statements to be Restated

DALLAS, TEXAS (Nov. 27, 2006)—Dresser, Inc. today announced that it will restate its 2001, 2002 and 2003 annual and its 2003 quarterly financial statements.

The company had previously announced on May 23, 2006, that it was restating its 2004 annual and 2004 and 2005 quarterly financial statements and was evaluating the potential need to restate prior periods. Based on management’s assessment, the Audit Committee of the Board of Directors determined at its Nov. 20, 2006 meeting that the company will proceed with the restatement of its 2001, 2002 and 2003 annual and 2003 quarterly financial statements and that the previously filed financial statements should no longer be relied upon.

The restatements relate to accounting errors previously disclosed in the company’s May 23, 2006 announcement. Those matters include errors associated with the company’s continuing operations, including inventory valuation and derivative transactions under FAS 133, Accounting for Derivative Instruments and Hedging Activities. In addition, certain other accounting errors to be corrected relate to the company’s businesses which were sold in November 2005. The errors associated with the divested businesses relate to derivative transactionsand to the accounting treatment of income tax associated with intercompany inventory valuation between tax jurisdictions. The company has previously disclosed a number of material weaknesses in its internal control environment and is continuing its efforts to remediate them.

Based on current information, the company does not believe the errors will have a significant cumulative impact on EBITDA (earnings before interest, taxes, depreciation and amortization) or its financial position, including its cash position and total debt, for the periods Jan 1, 2001 through Sept. 30, 2005.

About Dresser, Inc.

Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement systems, and compression and power systems segments of the energy industry. Headquartered in Dallas, Texas, Dresser has a comprehensive global presence, with approximately 6,000 employees and a sales presence in more than 100 countries worldwide. The company’s website can be accessed at www.dresser.com.

Safe Harbor Statement

This document contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, the company’s expectations regarding the completion of the audit of its 2005 financial statements and unaudited results for the three-month periods ending March 31, June 30, and Sept. 30, 2006; cash flow and net income effects of the various accounting issues referred to above; compliance with the covenants under its financing agreements; and market conditions, backlog, bookings and cash flow. Actual results may differ from the expectations described in these forward-looking statements, which are subject to factors that are not in every case under the company’s control. Factors that could affect the company’s

Dresser Confirms Financial Statements To Be Restated

forward-looking statements may include, among other things, unexpected effects from the 2005 audit, quarterly financial statement reviews, and the current accounting issues, including discontinued operations treatment of divested businesses, on the company’s financial position, results of operations or liquidity, and unanticipated changes to the company’s previously issued financial statements as a result of the pending restatements. In addition, see the “Risk Factors” disclosure in the company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2005.

Because the information herein is based solely on data currently available at this time, it is subject to change as a result of situations over which the company may have no control or influence and should not therefore be viewed as an assurance regarding such information. Additionally, the company is not obligated to make public disclosure of such changes unless required to do so under applicable rules and regulations.

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COMPANY CONTACT:

Jenny Haynes

Vice President of Investor Relations and Communications

(972) 361-9933

Jenny.haynes@dresser.com